EXHIBIT 24



                              POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS:

        That we, the undersigned officers and directors of Northern Trust Corporation, hereby severally constitute and appoint William A. Osborn and Kelly R. Welsh, and each of them singly, our true and lawful attorneys and agents with full power to them and each of them singly, to sign for us in our names in the capacities indicated below a Registration Statement on Form S-8 relating to the sale of shares of Common Stock of Northern Trust Corporation (including associated Preferred Stock Purchase Rights) under the Northern Trust Corporation 2002 Stock Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file any of the foregoing with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys and agents, and each of them, full power of substitution and revocation in the premises, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Northern Trust Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all regulations of the Securities and Exchange Commission thereunder, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or each of them, to the Registration Statement, and any and all amendments thereto, and all that said attorneys and agents, or each of them, may do or cause to be done by virtue of these presents. This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 16th day of April, 2002.


   /s/ William A. Osborn
   ------------------------------
   William A. Osborn
   Chairman of the Board, Chief
   Executive Officer and Director


   /s/ Perry R. Pero
   ------------------------------
   Perry R. Pero
   Vice Chairman and Chief
   Financial Officer







   /s/ Harry W. Short
   ------------------------------
   Harry W. Short
   Executive Vice President and
   Controller

   /s/ Duane L. Burnham                    /s/ Frederick A. Krehbiel
   ------------------------------          ------------------------------
   Duane L. Burnham                        Frederick A. Krehbiel
   Director                                Director


   /s/ Dolores E. Cross                    /s/ Robert C. McCormack
   ------------------------------          ------------------------------
   Dolores E. Cross                        Robert C. McCormack
   Director                                Director


   /s/ Susan Crown                         /s/ Edward J. Mooney
   ------------------------------          ------------------------------
   Susan Crown                             Edward J. Mooney
   Director                                Director


   /s/ Robert S. Hamada                    /s/ John W. Rowe
   ------------------------------          ------------------------------
   Robert S. Hamada                        John W. Rowe
   Director                                Director


   /s/ Barry G. Hastings                   /s/ Harold B. Smith
   ------------------------------          ------------------------------
   Barry G. Hastings                       Harold B. Smith
   President, Chief Operating              Director
   Officer and Director


   /s/ Robert A. Helman                    /s/ William D. Smithburg
   ------------------------------          ------------------------------
   Robert A. Helman                        William D. Smithburg
   Director                                Director


   /s/ Arthur L. Kelly
   ------------------------------
   Arthur L. Kelly
   Director